EXHIBIT 23.01

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 10, 2004 relating to the financial statements of Interland, Inc., which appears in Interland Inc.'s Annual Report on Form 10-K for the year ended August 31, 2004.


/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
September 8, 2005